SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549

                     --------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



       Date of Report (date of earliest event reported): January 22, 1998

                              DIALOGIC CORPORATION
             (Exact name of registrant as specified in its charter)

    New Jersey                     33-59598            22-2476114
    (State or other                (Commission         (IRS Employer
    jurisdiction of                 File Number)       Identification
    incorporation)                                     Number)


                   1515 Route 10, Parsippany, New Jersey 07054
               (Address of principal executive offices) (Zip Code)



                         Registrant's telephone number,
                       including area code: (973) 993-3000

Item 5.  Other Events

         The Company's Press Release, dated January 22, 1998,, is incorporated herein by reference and filed as an exhibit to this Current Report on Form 8-K.





Item 7.  Financial Statements and Exhibits

         Exhibit No. 99.1  Press Release dated January 22, 1998





                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              DIALOGIC CORPORATION


January 30, 1998                              By:/s/Theodore M. Weitz
                                              __________________________________
                                              Theodore M. Weitz, Vice President

               TEXAS INSTRUMENTS TO ACQUIRE SPECTRON MICROSYSTEMS
                            FROM DIALOGIC CORPORATION



         PARSIPPANY, NEW JERSEY - January 22, 1998 - Dialogic Corporation (NASDAQ-DLCG), announced today that Texas Instruments Incorporated (NYSE:TXN) has entered into a definitive agreement to acquire the principal assets and operations of Spectron Microsystems, a wholly-owned subsidiary. While the specific terms are subject to closing adjustments, it is expected that the purchase price will be in the range of $20 to $26 million. The transaction is expected to be finalized by March 1, subject to governmental approval and conditions at closing.

         Commenting on the transaction, Howard G. Bubb, president and CEO of Dialogic said, "This transaction will permit the accelerated development of leadership real-time operating systems for digital signal processing. This is consistent with Dialogic's interest in advancing the development of DSP software. Further, we will continue as a user and retain certain rights to continuing development of related software important to our business."

         Dialogic Corporation is the leading manufacturer of high performance, standards-based computer telephony (CT) components. Dialogic products are used in voice, fax, data, voice recognition, speech synthesis, ISDN networks, Internet telephony and call center management CT applications. The company is headquartered in Parsippany, New Jersey, with regional headquarters in Tokyo, Japan and Brussels, Belgium and sales engineering offices worldwide. For more information, visit the Dialogic Web Site at http://www.dialogic.com.